Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD AUGUST 1, 1997 THROUGH OCTOBER 31, 1997

ALLIANCE HIGH YIELD FUND


                                                                     Shares
                                                                   Purchased
                            Date         Shares      Price per      by Fund
Security                 Purchased     Purchased       Share         Group

Fox Kids
  Worldwide Inc.          10/22/98     1,500,000       $100.00     6,500,000


               % of
 Total       Offering
 Shares     Purchased                         Shares
Offered         By        Purchased            Held
 (000)      Group (1)        From            10/31/98


475,000         1.37%     Merrill Lynch     1,500,000


* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1)  Purchases by all Alliance Funds, including the Fund, may not exceed:

    a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or

    b)  if purchased in an Eligible Rule 144A Offering, 25% of the total of
        (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.


Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 1998 THROUGH FEBRUARY 28, 1998

ALLIANCE HIGH YIELD FUND

                                                                   Shares
                                                                 Purchased
                          Date         Shares      Price per      by Fund
Security**             Purchased     Purchased       Share         Group

Qwest Communication,
   Inc.**               01/22/98     3,000,000        $66.59     9,000,000


               % of
 Total       Offering
 Shares     Purchased                                Shares
offered         By        Purchased                   Held
 (000)      Group (1)        From                   02/28/98


450,505         2.00%     Salomon Brothers                 0


* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1)  Purchases by all Alliance Funds, including the Fund, may not exceed:

    a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or

    b)  if purchased in an Eligible Rule 144A Offering, 25% of the total of
        (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.


Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1998 THROUGH MAY 31, 1998

ALLIANCE HIGH YIELD FUND


                                        Date         Shares      Price per
Security**             Cusips        Purchased     Purchased       Share

**MC Shipping Inc.     55267QAA2      03/05/98     2,000,000      $100.00
**NTL INC.             629407AG2      03/06/98     2,000,000      $ 61.724
**NTL INC. 10.75%      629407AD9      03/06/98     2,000,000      $ 58.620
**Doe Run
    Resources          256582AA5      03/06/98     2,000,000      $100.000
**Trans Resources      893320AE1      03/11/98     2,000,000      $100.000
**Big City Radio       089098AA5      03/12/98     2,000,000      $ 72.055
**Hard Rock Hotel      41163WAA4      03/17/98     3,000,000      $100.000
**LNR Property
    Corp               501940AA8      03/19/98     2,000,000      $ 99.548
**Prime Med. SVC       74156DAA6      03/24/98     1,000,000      $ 99.500
**Diamond Triumph
    Auto Glass         252768AA4      03/25/98     2,000,000      $100.000
**Chesapeake
    Energy             165167AP2      04/17/98     2,000,000      $100.000
**Chesapeake
    Energy             165167206      04/17/98        20,000      $100.000
**Gothic
    Production         382903AA0      04/21/98     2,000,000      $100.000
**Grove Holdings       39958EAA7      04/22/98     1,000,000      $ 56.801
**Grove Worldwide
    LLC                399626AA8      04/22/98     1,000,000      $100.000
**TBS Shipping         872216AA4      04/29/98     1,500,000      $ 92.924
**MJD
    Communications     55306RAA3      04/30/98     1,000,000      $100.000
**Seven Seas
    Petroleum          817917AA5      05/01/98     1,000,000      $100.000
**Globalstar
    Capital            379363AQ7      05/15/98     4,000,000      $ 98.816
**Regal Cinemas
    Inc.               758754AC9      05/21/98     2,000,000      $ 99.831


                   Total
    Share         Shares        % of Issue                          Shares
Purchased by      Issued         Purchased      Purchased            Held
 Fund Group        (000)       By Group (1)        From            05/31/98

  14,000,000       100,000           14.00%     ING                        0
  49,000,000     1,300,000            3.77%     Morgan Stanley             0
  50,000,000       300,000           16.67%     Morgan Stanley     2,000,000

  35,000,000       200,000           17.50%     BT Alex Brown      1,000,000
  28,000,000       100,000           28.00%     Chase              1,500,000
  24,000,000       174,000           13.79%     Chase                      0
   5,000,000       120,000            4.17%     Bear Stearns               0

  20,000,000       200,000           10.00%     BT Securities      2,000,000
   5,000,000       100,000            5.00%     Montgomery                 0

   5,000,000       100,000            5.00%     First Union                0

  25,000,000       500,000            5.00%     Bear Stearns       2,000,000

      40,000         4,600            0.87%     Bear Stearns               0

  14,000,000       235,000            5.96%     CIBC               2,000,000
   4,100,000        88,000            4.66%     Bank of Boston             0

   7,000,000       225,000            3.11%     Banc Boston                0
  20,000,000       110,000           18.18%     Chase              1,500,000

   5,000,000       125,000            4.00%     Salomon                    0

  10,000,000       110,000            9.09%     First Boston       1,000,000

  21,350,000       300,000            7.12%     Bear Stearns       4,000,000

  30,000,000       400,000            7.50%     Morgan Stanley     1,600,000


* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1)  Purchases by all Alliance Funds, including the Fund, may not exceed:

    a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or

    b)  if purchased in an Eligible Rule 144A Offering, 25% of the total of
        (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.


Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1998 THROUGH AUGUST 31, 1998

ALLIANCE HIGH YIELD FUND


                                        Date         Shares      Price per
Security**             Cusips        Purchased     Purchased       Share

**Bayard Drilling      072700AA5      06/19/98     2,000,000      $100.00
**Millenium Sea
    Transport          60036BAC1      07/20/98     3,000,000      $ 96.593
**Bell Sports          07814PAA3      08/10/98     3,300,000      $100.000
**Evenflo Corp.        29975PAA2      08/13/98     3,000,000      $100.000


                   Total
    Share         Shares        % of Issue                          Shares
Purchased by      Issued         Purchased      Purchased            Held
 Fund Group        (000)       By Group (1)        From            08/31/98

   6,000,000       100,000            6.00%     Lehman             2,000,000

  12,400,000       100,000           12.40%     First Boston       3,000,000
   3,300,000       110,000            3.00%     Nationsbank        5,000,000
   8,000,000       110,000            7.27%     Merrill Lynch      3,000,000


* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.

**  Indicates the purchase of an Eligible Rule 144A Security.

1)  Purchases by all Alliance Funds, including the Fund, may not exceed:

    a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or

    b)  if purchased in an Eligible Rule 144A Offering, 25% of the total of
        (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.